                                                                     EXHIBIT 2.1

                              PLAN OF COMBINATION



                                Combination of

                             Coral Reserves, Inc.,
                      Coral Reserves Energy Corporation,
                              Indian Oil Company,
                           Cancaan Securities, Inc.,

                                     into

                       Canaan Energy Corporation, f/k/a
                          Coral Reserves Group, Ltd.

                                      and

                      Canaan 1990 Acquisition Corporation
                      Canaan 1991 Acquisition Corporation
                      Canaan 1992 Acquisition Corporation
                      Canaan 1993 Acquisition Corporation
                      Canaan 1993I Acquisition Corporation
                      Canaan 1995 Acquisition Corporation
                      Canaan 1996 Acquisition Corporation
                      Canaan 1996I Acquisition Corporation

                                     into

       Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership,
       Coral Reserves Natural Gas Income Fund 1993 Limited Partnership,
            Coral Reserves 1993 Institutional Limited Partnership,
          Coral Reserves Energy Income Fund 1995 Limited Partnership,
          Coral Reserves Energy Income Fund 1996 Limited Partnership,
             Coral Reserves 1996 Institutional Limited Partnership


                               February 14, 2000

                              PLAN OF COMBINATION

                               Table of Contents
                               -----------------

                                                                           Page
ARTICLE I
    DEFINITIONS.............................................................2
    1.01  Defined Terms.....................................................2
          -------------
    1.02  References and Titles.............................................5
          ---------------------

ARTICLE II
    ACQUISITION OF INDIAN BY CEC AND
    RECLASSIFICATION OF CEC COMMON STOCK....................................5
    2.01  The Share Acquisition;  Effective Time............................5
          --------------------------------------
    2.02  Certificate of Incorporation......................................5
          ----------------------------
    2.03  Bylaws............................................................6
          ------
    2.04  Effect on Securities of Indian....................................6
          ------------------------------
    2.05  Exchange of Certificates..........................................6
          ------------------------
    2.06  Reclassification of CEC Common Stock..............................6
          ------------------------------------
    2.07  Modification to Exchange Value....................................6
          ------------------------------

ARTICLE III
    ACQUISITION OF CORAL CORP., CORAL, INC.
    AND CANAAN SECURITIES COMMON STOCK......................................7
    3.01  Transfer of Coral Corp., Coral, Inc. and
          ----------------------------------------
          Canaan Securities Shares..........................................7
          ------------------------
    3.02  Issuance of CEC Common Stock......................................7
          ----------------------------
    3.03  Effects of Contribution of Canaan Securities Shares...............7
          ---------------------------------------------------
    3.04  Certificate of Incorporation......................................7
          ----------------------------
    3.05  Bylaws............................................................7
          ------

ARTICLE IV
    PARTNERSHIP MERGERS.....................................................7
    4.01  Partnership Votes.................................................7
          -----------------
    4.02  Partnership Mergers...............................................8
          -------------------
    4.03  Effect on Partnership Interests of Partnerships...................8
          -----------------------------------------------
    4.04  Treatment of Dissenting Partners..................................9
          --------------------------------
    4.05  Treatment of Cash Electing Partners...............................9
          -----------------------------------
    4.06  Issuance of Certificates.........................................10
          ------------------------

ARTICLE V
    REPRESENTATIONS AND WARRANTIES OFCORAL CORP. AND CORAL, INC............10

ARTICLE VI
    REPRESENTATIONS AND WARRANTIES OF INDIAN...............................10
    6.01  Ownership of Shares..............................................10
          -------------------
    6.02  Approval and Adoption of Agreements..............................11
          -----------------------------------

ARTICLE VII
    REPRESENTATIONS AND WARRANTIES OF CANAAN SECURITIES....................11
    7.01  Organization, Standing and Qualification.........................11
          ----------------------------------------
    7.02  Execution, Delivery and Performance of Agreement; Authority......11
          -----------------------------------------------------------
    7.03  Capitalization...................................................12
          --------------
    7.04  Financial Statements.............................................12
          --------------------
    7.05  Absence of Undisclosed Liabilities...............................12
          ----------------------------------
    7.06  Absence of Material Adverse Effect Since.........................13
          Interim Balance Sheet Date
          --------------------------
    7.07  Compliance with Laws, Material...................................13
          Agreements and Permits
          ----------------------

ARTICLE VIII
    REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS.....................13
    8.01  Organization, Standing and Qualification.........................13
          ----------------------------------------
    8.02  Execution, Delivery and Performance of...........................14
          Agreement; Authority
          --------------------
    8.03  Capitalization...................................................14
          --------------
    8.04  Financial Statements.............................................14
          --------------------
    8.05  Absence of Undisclosed Liabilities...............................15
          ----------------------------------
    8.06  Absence of Material Adverse Effect Since.........................15
          Interim Balance Sheet Date
          --------------------------
    8.07  Compliance with Laws, Material...................................15
          Agreements and Permits
          ----------------------

ARTICLE IX
    REPRESENTATIONS AND WARRANTIES OF CEC..................................15
    9.01  Capitalization...................................................16
          --------------
    9.02  Acquisition Subs.................................................16
          ----------------

ARTICLE X
    COVENANTS                                                              16
    10.01 Access to Records and Properties;................................16
          Operation of the Business
          -------------------------
    10.02 Announcements....................................................17
          -------------
    10.03 Shareholder and Director Approval................................17
          ---------------------------------
    10.04 Indian Shareholder Debt..........................................17
          -----------------------
    10.05 Amendment of Coral/Indian Merger.................................17
          Agreement
          ---------
    10.06 Securities Law Matters...........................................18
          ----------------------
    10.07 Agreements of Affiliates.........................................18
          ------------------------
    10.08 Restrictions on CEC Common Stock.................................18
          --------------------------------
    10.09 Canaan Securities Intra-Company..................................18
          Indebtedness
          ------------
    10.10 Release of Guarantees............................................19
          ---------------------

    10.11 Cancellation of Canaan Securities................................19
          Agreements
          ----------
    10.12 Reports under the Securities Exchange............................19
          Act of 1934
          -----------
    10.13 Indemnification..................................................19
          ---------------

ARTICLE XI
    CONDITIONS.............................................................20
    11.01 Conditions to Obligations of all Parties.........................20
          ----------------------------------------

ARTICLE XII
    TERMINATION............................................................22
    12.01 Termination of Agreement.........................................22
          ------------------------
    12.02 Obligations Upon Termination.....................................22
          ----------------------------

ARTICLE XIII
    CLOSING................................................................22
    13.01 Time and Place...................................................22
          --------------
    13.02 Certificates of Acquisition and Exchanges........................22
          -----------------------------------------
    13.03 Further Assurances...............................................23
          ------------------
    13.04 Concurrent Conditions............................................23
          ---------------------

ARTICLE XIV
    GENERAL PROVISIONS.....................................................23
    14.01 Nonsurvival of Representations,..................................23
          Warranties and Covenants
          ------------------------
    14.02 Entire Agreement; Amendment and Waiver...........................23
          --------------------------------------
    14.03 Severability.....................................................24
          ------------
    14.04 Applicable Law...................................................24
          --------------
    14.05 Assignment.......................................................24
          ----------
    14.06 Notices..........................................................24
          -------
    14.07 Incorporation of Exhibits and Schedules..........................25
          by Reference
          ------------
    14.08 Multiple Counterparts............................................25
          ---------------------
    14.09 Expenses.........................................................26
          --------

                                  ATTACHMENTS

EXHIBITS:

10.07   --   Agreements of Affiliates
10.08   --   Restrictions on CEC Common Stock

                              PLAN OF COMBINATION


     This Plan of Combination (the "Agreement") is entered into on this 14th day of February, 2000 ("Execution Date"), by and among (i) Canaan Energy Corporation, an Oklahoma corporation, f/k/a Coral Reserves Group, Ltd. ("CEC"),
(ii) Coral Reserves, Inc., an Oklahoma corporation ("Coral, Inc."), (iii) Coral Reserves Energy Corporation, an Oklahoma corporation ("Coral Corp.") (CEC, Coral, Inc. and Coral Corp are sometimes collectively referred to herein as the "Coral Companies"), (iv) Indian Oil Company, an Oklahoma corporation ("Indian"),
(v) Canaan Securities, Inc., a Delaware corporation ("Canaan Securities"), (vi) Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, an Oklahoma limited partnership ("1990"), (vii) Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, an Oklahoma limited partnership ("1991"), (viii) Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, an Oklahoma limited partnership ("1992"), (ix) Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, an Oklahoma limited partnership ("1993"), (x) Coral Reserves 1993 Institutional Limited Partnership, an Oklahoma limited partnership ("1993-I"),
(xi) Coral Reserves Energy Income Fund 1995 Limited Partnership, an Oklahoma limited partnership ("1995"), (xii) Coral Reserves Energy Income Fund 1996 Limited Partnership, an Oklahoma limited partnership ("1996"); (xiii) Coral Reserves 1996 Institutional Limited Partnership, an Oklahoma limited partnership ("1996-I") (1990, 1991, 1992, 1993, 1993-I, 1995, 1996 and 1996-I are sometimes collectively referred to herein as the "Partnerships"); and (xiv) Indco, L.L.C. and certain shareholders of CEC, Indian and Canaan Securities .

                                    RECITALS

     WHEREAS, Coral Corp., Coral, Inc., Indian, Canaan Securities, and the Partnerships have determined to engage in a strategic business combination pursuant to which all the outstanding capital stock of Indian, Coral Corp., Coral, Inc. and Canaan Securities shall be acquired by CEC, and the Acquisition Subs shall be merged into the Partnerships, in exchange for capital stock of CEC and other consideration set forth herein, in interdependent steps of a transaction (the "Combination Transactions") intended to qualify under Section 351 of the Code (as hereinafter defined); and

     WHEREAS, the Coral Companies and Indian entered into an Agreement and Plan of Merger dated February 15, 1999 (the "Coral/Indian Merger Agreement") in which all the parties thereto made certain representations and warranties and agreed to certain conditions and covenants;

     WHEREAS, the Coral Companies and Indian agree that this Agreement is intended in part to supplement and enlarge the terms of the Coral/Indian Merger Agreement to more specifically define the terms of the "Reorganization" contemplated by the Coral/Indian Merger Agreement; and

     WHEREAS, the parties hereto desire to evidence the terms, provisions, representations, warranties and conditions upon which the Combination Transactions will be consummated by this binding Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the benefits to be derived from the mutual observance of the terms and conditions set forth below, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.01     Defined Terms.  For purposes of this Agreement, in addition to
               --------------
the terms defined elsewhere herein, the following terms shall have the meanings set forth in this Article I or in the Section referred to below:

               "Acquisition Subs" means (i) Canaan 1990 Acquisition Corporation
                ----------------
("1990 Sub"), (ii) Canaan 1991 Acquisition Corporation ("1991 Sub"), (iii) Canaan 1992 Acquisition Corporation ("1992 Sub"), (iv) Canaan 1993 Acquisition Corporation ("1993 Sub"), (v) Canaan 1993-I Acquisition Corporation ("1993-I Sub"), (vi) Canaan 1995 Acquisition Corporation ("1995 Sub"), (vii) Canaan 1996 Acquisition Corporation ("1996 Sub"), (viii) Canaan 1996-I Acquisition Corporation ("1996-I Sub")

               "Agreement" means this Plan of Combination and the Exhibits and
                ---------
     Schedules attached hereto and by this reference made a part hereof for all purposes.

               "Canaan Securities" has the meaning set forth in the preface
                -----------------
     above.


                "CEC" means Canaan Energy Corporation, an Oklahoma corporation,
                 ---
     f/k/a Coral Reserves Group Ltd.

                "Closing" means the taking of the actions contemplated by
                 -------
     Article XIII of this Agreement in order to consummate the transactions contemplated thereby.

                "Closing Date" means the date on which the Closing occurs as set
                 ------------
     forth in Section XIII hereof.

                "Code" means the Internal Revenue Code as in effect on the date
                 ----
     hereof.

                "Coral Companies" means Coral Corp., Coral Inc., and CEC.
                 ---------------

                "Coral Corp." has the meaning set forth in the preface above.
                 -----------

                "Coral, Inc." has the meaning set forth in the preface above.
                 -----------

                "Coral/Indian Merger Agreement" means the Agreement and Plan of
                 -----------------------------
     Merger dated February 15, 1999 by and between the Coral Companies and Indian.

          "Disclosure Schedule" means the Disclosure Schedule attached
           -------------------
     hereto and any documents listed on such Disclosure Schedule and expressly incorporated therein by reference, including any supplement thereof delivered at or before the Closing.

          "Effective Time" shall mean the time that a certificate of acquisition
           --------------
     for the Share Acquisition (as defined in Section 2.01) and certificates of merger for the Partnership Mergers (as defined in Section 4.02) are simultaneously filed with the Oklahoma Secretary of State pursuant to the OGCA and the ORULPA.

          "Exchange Value" means the value of each of the parties to this
           --------------
     Agreement determined in the manner as described in the Prospectus.

          "GAAP" means generally accepted accounting principles as recognized by
           ----
     the U.S. Financial Accounting Standards Board.

          "Governmental Authority" means any national, state, county or
           ----------------------
     municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the parties hereto.

          "Indian" has the meaning set forth in the preface above.
           ------

          "Material Adverse Effect"  means a result or consequence that would
           -----------------------
     materially adversely affect the condition (financial or otherwise), results of operations or business of any of the parties hereto or the aggregate value of their individual assets, or would materially impair the ability of any such parties to own, hold, develop and operate a material portion of their assets, or would impair any such parties' ability to perform their individual obligations hereunder or consummate the transactions contemplated hereby. Changes in the prices of oil or gas no matter how large shall not be considered a Material Adverse Effect.

          "OGCA" means the Oklahoma General Corporation Act.
           ----

          "ORULPA" means the Oklahoma Revised Uniform Limited Partnership Act.
           ------

          "Placing Broker" means those brokers having agreements with Canaan
           --------------
     Securities entitling them to receive a share of cash distributions from a Partnership as a result of their sale of units in such Partnership.

          "Prospectus" means the prospectus included in the S-4 Registration
           ----------
     Statement in the initial filing thereof.

          "S-4 Registration Statement" means the registration statement to be
           --------------------------
     filed by CEC with the SEC pursuant to Section 10.06 hereof and the Coral/Indian Merger Agreement providing for the registration of all of the shares of CEC Common Stock to be issued pursuant to this Agreement.

          "Tax" means any federal, state, or local gross receipts, license,
           ---
     payroll, employment, excise, severance, income, franchise, property, ad valorem, sales and use or other tax of any kind, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
     or information return or statement relating to Taxes, including any schedule or attachment thereto.

          "1990" has the meaning set forth in the preface above.
           ----

          "1991" has the meaning set forth in the preface above.
           ----

          "1992" has the meaning set forth in the preface above.
           ----

          "1993" has the meaning set forth in the preface above.
           ----

          "1993-I" has the meaning set forth in the preface above.
           ------

          "1995" has the meaning set forth in the preface above.
           ----

          "1996" has the meaning set forth in the preface above.
           ----

          "1996-I" has the meaning set forth in the preface above.
           ------

          "1990 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1990 in accordance with
     Section 4.02 hereof.

          "1991 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1991 in accordance with
     Section 4.02 hereof.

          "1992 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1992 in accordance with
     Section 4.02 hereof.

          "1993 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1993 in accordance with
     Section 4.02 hereof.

          "1993-I Sub" has the meaning set forth in Acquisition Subs above and
           ----------
     shall be the Acquisition Sub which shall merge into 1993-I in accordance with Section 4.02 hereof.

          "1995 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1995 in accordance with
     Section 4.02 hereof.

          "1996 Sub" has the meaning set forth in Acquisition Subs above and
           --------
     shall be the Acquisition Sub which shall merge into 1996 in accordance with
     Section 4.02 hereof.

          "1996-I Sub" has the meaning set forth in Acquisition Subs above and
           ----------
     shall be the Acquisition Sub which shall merge into 1996-I in accordance with Section 4.02 hereof.

      1.02     References and Titles.  All references in this Agreement to
               ---------------------
Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this article," "this section" and "this subsection," and words of similar import, refer only to the Article, Section or Subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" of the representing party shall mean that such individual party(ies) or the senior officers of such representing corporate party, individually or collectively, either (i) know that the matter being represented and warranted is true and accurate or (ii) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.

                                   ARTICLE II
                        ACQUISITION OF INDIAN BY CEC AND
                      RECLASSIFICATION OF CEC COMMON STOCK

      2.01     The Share Acquisition;  Effective Time.  Subject to the terms and
               --------------------------------------
conditions of this Agreement, CEC shall acquire the shares of Indian in accordance with the provisions of Section 1090.1 of the OGCA (the "Share Acquisition"). The Share Acquisition shall become effective at the Effective Time.

      2.02     Certificate of Incorporation.  The respective certificate of
               ----------------------------
incorporation of CEC and Indian in effect immediately prior to the Effective Time shall remain in effect thereafter unless and until amended as provided by law and such certificate of incorporation.

      2.03     Bylaws.  The respective bylaws of CEC and Indian in effect
               ------
immediately prior to the Effective Time shall remain in effect thereafter unless and until amended or repealed as provided by applicable law.

      2.04     Effect on Securities of Indian.  At the Effective Time, by virtue
               ------------------------------
of the Share Acquisition and without any action on the part of the holder of any shares of Common Stock of Indian:

               (a) Cancellation of Common Stock in Treasury. All shares of
                   ----------------------------------------
      Common Stock of Indian and any of the shares of preferred stock of Indian that are held in the treasury of Indian shall be canceled and no consideration shall be delivered in exchange therefor.

               (b) Exchange for CEC Common Stock. Each of the holders of shares
                   -----------------------------
      of Common Stock of Indian issued and outstanding immediately prior to the Effective Time shall receive his proportionate share of the total shares, rounded to the nearest whole share, of CEC Common Stock allocated to Indian based on its Exchange Value as described in the Prospectus.

      2.05     Exchange of Certificates.  On and after the Effective Time, CEC
               ------------------------
shall deliver certificates representing the shares of CEC Common Stock as determined above in Section 2.04(b) to be issued in the Share Acquisition against surrender by the holders of certificates representing the shares of such Common Stock of Indian (the "Certificates"). Until surrendered and exchanged as contemplated by this Section 2.05, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender shares of CEC Common Stock, as provided by this Article II.

      2.06     Reclassification of CEC Common Stock.  Immediately prior to the
               ------------------------------------
Effective Time, the shares of CEC Common Stock shall be reclassified into the number of shares of CEC Common Stock allocated to CEC based on its Exchange Value as described in the Prospectus and, at the Closing, each shareholder shall surrender his certificates representing his pre-Combination Transactions shares of common stock of CEC in exchange for his pro rata number of total shares of CEC Common Stock allocated to CEC.

      2.07     Modification to Exchange Value.  The Exchange Value for Indian or
               ------------------------------
any other party or the method of calculation of the Exchange Value will not be modified in any way that reduces Indian's Exchange Value or its relative Exchange Value compared to the other parties without the consent of Indian.

                                  ARTICLE III
                    ACQUISITION OF CORAL CORP., CORAL, INC.
                       AND CANAAN SECURITIES COMMON STOCK

      3.01     Transfer of Coral Corp., Coral, Inc. and Canaan Securities
               ----------------------------------------------------------
Shares.  Subject to the terms and conditions of this Agreement, at the Effective
------
Time, the shareholders of Coral Corp. and Coral, Inc. and the sole shareholder of Canaan Securities shall sell, assign, transfer, convey, contribute to the capital of, and deliver to CEC, and CEC shall acquire, purchase and receive from the shareholders of Coral Corp. and Coral, Inc. and the sole shareholder of Canaan Securities, at the Closing hereunder, all right, title and interest in and to all of the shares of Common Stock of Coral Corp., Coral, Inc. and Canaan Securities, free and clear of all liabilities, obligations, liens and encumbrances whatsoever.

      3.02     Issuance of CEC Common Stock.  The shareholders of Coral Corp.
               -----------------------------
and Coral, Inc. and the sole shareholder of Canaan Securities shall receive the total shares, rounded to the nearest whole share, of CEC Common Stock allocated to such entities based on their relative Exchange Values as described in the Prospectus.

      3.03     Effects of Contribution of Canaan Securities Shares.  After
               ---------------------------------------------------
giving effect to the transfer and purchase as contemplated by Sections 3.01 and 3.02, Coral Corp., Coral, Inc. and Canaan Securities shall be direct wholly-owned subsidiaries of CEC.

      3.04     Certificate of Incorporation.  The respective Articles of
               ----------------------------
Incorporation of Coral Corp., Coral, Inc. and Canaan Securities in effect immediately prior to the Effective Time shall remain in effect thereafter, unless and until amended as provided by applicable law and such Articles of Incorporation.

      3.05     Bylaws.  The respective bylaws of Coral Corp., Coral, Inc. and
               ------
Canaan Securities in effect immediately prior to the Effective Time shall remain in effect thereafter, unless and until amended or repealed as provided by applicable law.

                                   ARTICLE IV
                              PARTNERSHIP MERGERS

      4.01     Partnership Votes.  Prior to the Effective Time, each of the
               -----------------
Partnerships shall solicit the vote of the holders of partnership interests in such Partnerships to approve this Agreement and the resulting Partnership Mergers discussed below in Section 4.02 (the "Partnership Vote"). Approval of this Agreement by each Partnership requires the approval of each General Partner and Additional General Partner and the approval of holders of more than fifty percent (50%) of the partnership interests owned by the limited partners calculated based on the limited partners' share in the profits of the Partnership determined based on the profit sharing ratio in effect on the date the vote is taken. The Partnerships shall engage an independent third party to receive and tabulate all votes and dissents in connection with the Partnership Votes and such tabulation shall be available to the General Partner and any limited partners upon request at any time during and after voting occurs.

      4.02     Partnership Mergers.
               -------------------

               (a) The Partnership Mergers.  Subject to the approval of this
                   -----------------------
     Agreement by the Partnerships as provided in Section 4.01 and subject to the terms and conditions of this Agreement, the Acquisition Subs shall be merged into the Partnerships, with each Acquisition Sub merging into the Partnership with the like numerical description in such Acquisition Sub's name as the corresponding Partnership in accordance with the provisions of
     Section 1090.2 of the OGCA (the "Partnership Mergers"). Following the Partnership Mergers, the separate existence of the Acquisition Subs shall thereupon cease, and the respective merged Partnerships shall be the surviving entities (the "Surviving Entities") of the Partnership Mergers and shall continue in existence under the laws of the State of Oklahoma.

               (b) Effective Time of the Partnership Mergers.  The Partnership
                   -----------------------------------------
     Mergers shall become effective at the Effective Time.

               (c) Certificates of Merger.  Certificates of Merger evidencing
                   ----------------------
     the transactions contemplated in this Section 4.02 shall be filed with the Oklahoma Secretary of State at the Effective Time.

              (d) Partnership Agreement.  The respective Partnership Agreement
                  ---------------------
     of each Partnership as in effect immediately prior to the Effective Time shall be the governing document of the Surviving Entities and thereafter may be amended in accordance with their respective terms and as provided by law.

      4.03     Effect on Partnership Interests of Partnerships.  At the
               -----------------------------------------------
Effective Time, by virtue of the Partnership Mergers and without any action on the part of partners of the Partnership, each limited partner, and each additional General Partner in a Partnership, shall receive such partner's proportionate share of CEC Common Stock allocated to such Partnership based on the Exchange Value of such Partnership, as calculated as described in the Prospectus. The relative number of shares each partner is entitled to receive shall be computed in the manner described in the Prospectus. The number of shares issuable to each Partnership in the Partnership Mergers shall be rounded to the nearest whole share. The Partnership Mergers shall have no effect on the General Partners', Canaan Securities' or the Placing Brokers' interests in the Partnerships. The Exchange Value for each Partnership shall be first allocated to limited partners until the limited partners' collective "Return" is 115% of their aggregate investment. For this purpose, Return shall mean (x) the sum of historical cash distributions to limited partners prior to the Closing Date plus Exchange Value allocated to limited partners, divided by (y) the aggregate original capital contributions of limited partners.

      4.04     Treatment of Dissenting Partners.
               --------------------------------

               (a) Demand for Dissenter's Rights of Appraisal.  If a Partnership
                   ------------------------------------------
     receives approval of this Agreement by holders of less than seventy-five percent (75%) (based on the percentage interests in profits) of the partnership interests, including the interests of the General Partner and the additional General Partners, the limited partners in such Partnership will be entitled to exercise dissenter's rights of appraisal. In order to exercise the right to dissent, a limited partner must not vote in favor of this Agreement and must deliver to the General Partner of the Partnership prior to the Partnership Vote a written notice stating his name and that he demands dissenters rights of appraisal. A proxy or vote against this Agreement will not be sufficient demand for such dissenter's rights of appraisal.

               (b) Procedure for Dissenter's Rights of Appraisal.  A dissenting
                   ---------------------------------------------
     limited partner will be entitled to receive a cash payment for shares of CEC Common Stock issued to him at a price equal to the value of his partnership interests in the Partnership exchanged therefrom determined as provided in this Section 4.04. Within ten (10) days after the Closing, CEC will notify any dissenting limited partners who have properly perfected their dissenter's rights of appraisal of this fact (the "Dissenting Partners"). For a period of thirty (30) days after the date of the notice, either CEC or any Dissenting Partner can propose and thereafter negotiate a price that will be paid for the Dissenting Partner's interest in the Partnership, provided that in no event shall the price paid to Dissenting Partners in the same Partnership be computed in a different manner. If CEC and all Dissenting Partners are unable to reach an agreement within such thirty (30) day period, Madison Energy Advisors (or such other independent appraiser as CEC may select if Madison Energy Advisors is unable or unwilling to serve) (the "Appraiser") will determine the value of a Dissenting Partner's interest in the Partnership based on appraisal of the Partnership assets which will value the Partnership assets as if sold in an orderly manner in a reasonable period of time and in a manner consistent with appropriate industry practice. The Appraiser shall have ninety (90) days to determine the value of the Dissenting Partners' partnership interests. The determination of the Appraiser shall be final. CEC shall pay the Dissenting Partners the amount determined by the Appraiser within fifteen (15) days of such determination, with interest from the Closing Date to the payment date at the "prime rate" as published in the Wall Street Journal from time to time between the Closing Date and the payment date. All fees of the Appraiser shall be borne by CEC.

      4.05     Treatment of Cash Electing Partners.  Any limited partner in a
               -----------------------------------
Partnership which approves this Agreement and who votes in favor of such approval may elect to receive cash in an amount equal to seventy-five percent (75%) of such limited partner's share of the Exchange Value allocated to such limited partner pursuant to Section 4.03 (a "Cash Electing Partner"). The maximum amount of cash available in the aggregate to pay Dissenting Partners and the Cash Electing Partners is $5,000,000 ("Cash Limit"). However, the Dissenting Partners will receive priority over the Cash Electing Partners in the allocation of the Cash Limit. Therefore, if there are more claims by Dissenting Partners and Cash Electing Partners than the Cash Limit after estimated claims of Dissenting Partners, such Cash Electing Partners shall receive a pro-rata share of the remaining cash available and any remaining amount due the Cash Electing Partners shall be paid in the form of CEC Common Stock, rounded to the nearest whole share. If a limited partner elects to become a Cash Electing Partner, he will be deemed to have received such limited partner's relative share of the CEC Common Stock he would have received under Section 4.03 and immediately thereafter sold such shares to CEC for the amount due for such cash election under this Section 4.05. If a limited partner fails to make an election to receive cash, such limited partner will be deemed to have elected to receive his proportionate share of CEC Common Stock as provided in Section 4.03. CEC shall make payments to all Cash Electing Partners within five (5) days after the Effective Time.

      4.06     Issuance of Certificates.  Within five (5) business days after
               ------------------------
the receipt of properly completed and executed letters of transmittal, CEC shall deliver or cause to be delivered certificates representing the shares of CEC Common Stock issuable in the Partnership Mergers to all parties. Certificates for shares issuable to Dissenting Partners and Cash Electing Partners shall be issued in the name of an exchange agent designated by CEC with instructions to deliver to CEC upon receipt of evidence from CEC that payments required under this Agreement to be made to such parties have been made.

                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                          CORAL CORP. AND CORAL, INC.

     As a material part of the consideration for this Agreement, except as disclosed in the Disclosure Schedule specifically referring to this Article V, Coral Corp. and Coral, Inc. represent and warrant to the other parties hereto as of the date of this Agreement that its representations and warranties in the Coral/Indian Merger Agreement are true and correct.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF INDIAN

     As a material part of the consideration for this Agreement, except as disclosed in the Disclosure Schedule specifically referring to this Article VI, Indian represents and warrants to the other parties hereto as of the date of this Agreement and as of the Closing Date that its representations or warranties contained in the Coral/Indian Merger Agreement, except as modified herein, are true and correct, taking into consideration any materiality, knowledge or other similar standards in the Coral/Indian Merger Agreement. Furthermore, Indian and each of the Indian shareholders, individually as to himself only and not jointly, represent and warrant to the other parties hereto as of the date of this Agreement and as of the Closing Date as follows:

      6.01     Ownership of Shares.  The shareholders of Indian as set forth on
               -------------------
the signature pages hereof are all the shareholders of record of Indian and each such shareholder listed thereon owns all right, title and interest in the shares of Indian listed next to his name free and clear of all liens, claims, encumbrances, options, pledges, trusts, voting trusts and restrictions of any kind whatsoever except for restrictions on the transfer under the certificate of incorporation and bylaws of Indian and restrictions and claims under the Lasuzzo Agreements. Except for the ownership described on the signature page of this Agreement, each shareholder has no record or direct or indirect beneficial ownership whatsoever in capital stock of Indian or in rights to acquire any such capital stock, except for shares issuable pursuant to Section 10.04 hereof or under the Lasuzzo Agreements. Without in any way limiting the generality of the foregoing, each shareholder of Indian hereby waives, releases and extinguishes any and all rights and options which each shareholder has or may have to purchase shares from Indian or shares held by any other shareholder or to require Indian or any other shareholder to first offer to sell shares to Indian or the shareholders, or otherwise with respect to the offer, purchase or sale of shares, except any such rights as may be contained in the certificate of incorporation or bylaws of Indian, or in the Lasuzzo Agreements. The Lasuzzo Agreements shall mean (i) the Stock Rights Certificate between Indian and Lasuzzo dated April 1, 1999; and
(ii) the letter agreement dated September 29, 1999 between Richard R. Dunning and Lasuzzo.

      6.02     Approval and Adoption of Agreements.  The execution and delivery
               -----------------------------------
by Indian and the shareholders of Indian of this Agreement and the Coral/Indian Merger Agreement and the documents to be delivered on or before the Closing pursuant to such agreements ("Indian Closing Documents") have been duly and validly authorized by all the necessary corporate actions of Indian, including approval by Indian's shareholders. Assuming the due authorization, execution and delivery by each of the other parties hereto, and the binding effect thereon, this Agreement and the Coral/Indian Merger Agreement constitute, and the Indian Closing Documents when executed and delivered by Indian and Indian's shareholders will constitute, legal, valid and binding obligations of Indian and Indian's shareholders enforceable against them in accordance with their respective terms.

                                  ARTICLE VII
              REPRESENTATIONS AND WARRANTIES OF CANAAN SECURITIES

     As a material part of the consideration for this Agreement, except as disclosed in the Disclosure Schedule specifically referring to this Article VII, Canaan Securities represents and warrants to the other parties hereto as of the date of this Agreement and as of the Closing Date as follows:

      7.01     Organization, Standing and Qualification.  Canaan Securities is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Canaan Securities has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now
conducted and such properties are now owned, leased or operated.   Canaan
Securities is qualified and in good standing to do business in all states in which the nature of its business requires it to be qualified.

      7.02     Execution, Delivery and Performance of Agreement; Authority.
               -----------------------------------------------------------
Canaan Securities has full corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Canaan Securities will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Canaan Securities' certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, or to the knowledge of Canaan Securities, any law, ordinance, rule or regulation or any order, judgment or decree to which Canaan Securities is a party or by which it may be bound or affected. The execution and delivery by Canaan Securities of this Agreement and the documents to be delivered by Canaan Securities on or before Closing pursuant to this Agreement ("Canaan Securities Closing Documents") have been duly and validly authorized by all necessary corporate actions of Canaan Securities, including all of its shareholders. Assuming the due authorization, execution and delivery by each of the other parties, and the binding effect thereon, this Agreement constitutes, and the Canaan Securities Closing Documents when executed and delivered by Canaan Securities will constitute, legal, valid and binding obligations of Canaan Securities enforceable against it in accordance with their respective terms.

      7.03     Capitalization.  The authorized capital stock of Canaan
               --------------
Securities consists of 1,000 shares of common stock, par value $0.01 per share, of which 500 shares are issued and outstanding as of the date hereof. Except as set forth in the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Canaan Securities may become obligated to issue, assign, transfer or repurchase any shares of the capital stock or other equity interest of Canaan Securities. All of the Canaan Securities Common Stock outstanding has been validly issued and is fully paid and nonassessable.

      7.04     Financial Statements.  Canaan Securities has furnished or made
               --------------------
available to the other parties hereto (i) its audited consolidated financial statements for each of the fiscal years in the three-year period ended December 31, 1998, including balance sheets as of the end of 1997 and 1998 and statements of income, cash flows and shareholders' equity for each of the three years then ended (collectively, the "Canaan Securities Audited Financial Statements") and
(ii) its unaudited balance sheet as of September 30, 1999 (the "Canaan Securities Unaudited Interim Balance Sheet") and unaudited statements of income, cash flows and shareholders' equity for the nine month period ended September 30, 1999 (collectively the "Canaan Securities Unaudited Interim Financial Statements.") (The Canaan Securities Audited Financial Statements and the Canaan Securities Unaudited Interim Financial Statements are sometimes collectively referred to herein as the "Canaan Securities Financial Statements"). The Canaan Securities Financial Statements which are incorporated into this Agreement for all purposes are complete and correct in all material respects, have been prepared in accordance with GAAP; provided, however, that the Canaan Securities Unaudited Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes.

      7.05     Absence of Undisclosed Liabilities.  Canaan Securities has  no
               ----------------------------------
material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including liability for Taxes), except for (i) liabilities set forth on the face of the Canaan Securities Financial Statements, (ii) liabilities which have arisen after the date of the Canaan Securities Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past experience and practice, and (iii) liabilities under this Agreement.

      7.06     Absence of Material Adverse Effect Since Interim Balance Sheet
               --------------------------------------------------------------
Date.  Since September 30, 1999, no event has occurred that would have a
----
Material Adverse Effect on Canaan Securities.

      7.07     Compliance with Laws, Material Agreements and Permits.  Canaan
               -----------------------------------------------------
Securities is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (i) its articles of incorporation or by-laws, (ii) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement to which Canaan Securities is a party or to which any of their respective assets is subject or bound, except (in the case of clause (ii) and (iii) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Canaan Securities. Canaan Securities has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Canaan Securities Permits"), except for Canaan Securities Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Canaan Securities. Canaan Securities is in compliance with the terms of its Canaan Securities Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Canaan Securities. No investigation or review by any Governmental Authority with respect to Canaan Securities is pending or, to the knowledge of Canaan Securities, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Canaan Securities.

                                  ARTICLE VIII
               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

     As a material part of the consideration for this Agreement, except as disclosed in the Disclosure Schedule specifically referring to this Article VIII, the Partnerships represent and warrant to the other parties hereto as of the date of this Agreement and as of the Closing Date as follows:

      8.01     Organization, Standing and Qualification.  The Partnerships are
               ----------------------------------------
limited partnerships duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Partnerships have all requisite power and authority to carry on their businesses as now being conducted and to own, lease or operate its properties as and in the places where such businesses are
now conducted and such properties are now owned, leased or operated.   The
Partnerships are qualified and in good standing to do business in all states in which the nature of their businesses requires them to be qualified.

      8.02     Execution, Delivery and Performance of Agreement; Authority.  The
               -----------------------------------------------------------
Partnerships have full power and authority to enter into this Agreement, perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Partnerships will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Partnerships' respective partnership agreements or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, or to the knowledge of the General Partners of the Partnerships, any law, ordinance, rule or regulation or any order, judgment or decree to which any of the Partnerships are a party or by which they may be bound or affected. The execution and delivery by the Partnerships of this Agreement and the documents to be delivered by the Partnerships on or before Closing pursuant to this Agreement (the "Partnership Closing Documents") have been duly and validly authorized by all necessary actions of the General Partners of the Partnerships, subject to receipt of necessary approval of the limited partners. Assuming the due authorization, execution and delivery by each of the other parties, and the binding effect thereon, this Agreement constitutes, and the Partnership Closing Documents when executed and delivered by the General Partners of the Partnership will constitute, legal, valid and binding obligations of the Partnerships enforceable against them in accordance with their respective terms.

      8.03     Capitalization.  Except as set forth in the Disclosure Schedule,
               --------------
there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Partnerships may become obligated to issue, assign, transfer or repurchase any partnership interests of the Partnership.

      8.04     Financial Statements.  The General Partners of the Partnerships
               --------------------
have furnished or made available to the other parties hereto (i) their audited consolidated financial statements for each of the fiscal years in the three-year period ended December 31, 1998, including balance sheets as of the end of 1997 and 1998 and statements of income, cash flows and shareholders' equity for each of the three years then ended (collectively, the "Partnership Audited Financial Statements") and (ii) their unaudited balance sheet as of September 30, 1999 (the "Partnership Unaudited Interim Balance Sheet") and unaudited statements of income, cash flows and shareholders' equity for the nine month period ended September 30, 1999 (collectively the "Partnership Unaudited Interim Financial Statements.") (The Partnership Audited Financial Statements and the Partnership Unaudited Interim Financial Statements are sometimes collectively referred to herein as the "Partnership Financial Statements"). The Partnership Financial Statements which are incorporated into this Agreement for all purposes are complete and correct in all material respects, have been prepared in accordance with GAAP; provided, however, that the Partnership Unaudited Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes.

      8.05     Absence of Undisclosed Liabilities.  The Partnerships have  no
               ----------------------------------
material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including liability for Taxes), except for (i) liabilities set forth on the face of the Partnership Financial Statements, (ii) liabilities which have arisen after the date of the Partnership Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past experience and practice, and (iii) liabilities under this Agreement.

      8.06     Absence of Material Adverse Effect Since Interim Balance Sheet
               --------------------------------------------------------------
Date.  Since September 30, 1999, no event has occurred that would have a
----
Material Adverse Effect on a Partnership.

      8.07     Compliance with Laws, Material Agreements and Permits.  The
               -----------------------------------------------------
Partnerships are not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (i) their respective certificates of limited partnership, (ii) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement to which the Partnerships are a party or to which any of their respective assets are subject or bound, except (in the case of clause (ii) and (iii) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on any of the Partnerships. The General Partners of the Partnerships have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of their businesses or the lawful ownership, use and operation of their assets ("Partnership Permits"), except for Partnership Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Partnerships. The Partnerships are in compliance with the terms of their Partnership Permits, except where the failure to comply would not, individually or in the aggregate, have a respective Material Adverse Effect on any of the Partnerships. No investigation or review by any Governmental Authority with respect to any of the Partnerships is pending or, to the knowledge of the General Partners of the Partnerships, threatened, other than those the outcome of which would not, individually or in the aggregate, have a respective Material Adverse Effect on any of the Partnerships.

                                   ARTICLE IX
                     REPRESENTATIONS AND WARRANTIES OF CEC

     As a material part of the consideration for this Agreement, except as disclosed in the Disclosure Schedule specifically referring to this Article IX, CEC represents and warrants to the other parties hereto as of the date of this Agreement and as of the Closing Date that its representations and warranties in the Coral/Indian Merger Agreement are true and correct, taking into consideration any materiality, knowledge or other similar standards in the Coral/Indian Merger Agreement, and further represents and warrants as follows:

      9.01     Capitalization.  The authorized capital stock of CEC consists of
               --------------
(i) 50,000,000 shares of common stock, par value $0.01 per share, of which 632 shares are issued and outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding. Except as set forth in the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which CEC may become obligated to issue, assign, transfer or repurchase any shares of the capital stock or other equity interest of CEC. All of the CEC Common Stock outstanding has been validly issued and is fully paid and nonassessable. All of the CEC Common Stock issuable pursuant to this Agreement shall when issued be validly issued, fully paid and nonassessable.

      9.02     Acquisition Subs.  Each of the Acquisition Subs will be prior to
               ----------------
the Effective Time validly existing and in good standing under the laws of Oklahoma and 100% owned by CEC.



                                   ARTICLE X
                                   COVENANTS

      10.01    Access to Records and Properties; Operation of the Business.
               -----------------------------------------------------------
Except to the extent limited by agreement with third parties, between the date of this Agreement and the Closing Date, the Coral Companies, Indian, and the Partnerships shall continue to comply with the provisions of Section 5 of the Coral/Indian Merger Agreement. Canaan Securities shall give CEC full access to all its respective premises, properties and books and records and will cause its employees, agents and representatives to furnish CEC with financial and operating data and other information with respect to Canaan Securities as CEC from time to time reasonably requests. Except as required by law, all information furnished pursuant hereto shall not be disclosed without the consent of Canaan Securities and shall be kept confidential from all third parties. In the event of any termination of this Agreement, CEC will return all documents, work papers and other materials (including all copies thereof) obtained pursuant hereto and in connection with the transactions contemplated hereby, and after such termination (i) will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement, except to the extent required by law or unless such information is readily ascertainable from public or published information or trade sources, and (ii) will not use any of the information obtained in connection with the transactions contemplated by this Agreement, except in connection with such transactions. From the date hereof to the Closing Date, except to the extent that CEC shall otherwise consent, Canaan Securities hereto shall operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, shall use its best efforts to preserve intact their respective present business organizations and relationships with persons having dealings with them. The provisions of this Section 10.01 shall be read to be consistent with and in addition to any other agreements by, among or between the parties hereto relating to restrictions on the operation of their respective businesses.

      10.02    Announcements.  All pre-Closing and post-Closing press releases,
               -------------
and other public announcements with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by CEC prior to the issuance thereof.

      10.03    Shareholder and Director Approval. By execution hereof, all of
               ---------------------------------
the shareholders and directors of CEC, Coral Corp., Coral, Inc., Indian and Canaan Securities, do hereby consent to and approve of this Agreement and all transactions related thereto and all such respective corporate transactions required to give effect to such consent and approval.

      10.04    Indian Shareholder Debt.  On or before the Closing Date, all
               -----------------------
indebtedness of Indian to its shareholders or their affiliates (other than Indco, L.L.C.) will be canceled, which will be considered as partial or full debt forgiveness or contributions to capital of Indian by each shareholder or their affiliates (other than Indco, L.L.C.), any of whom may be issued such additional shares of common stock of Indian at such prices for each dollar of debt contributed or forgiven immediately before the Closing of the Share Acquisition as the shareholders of Indian or their affiliates may agree, so that such shares will be taken into consideration in dividing the shares of CEC to be delivered to the shareholders of Indian. On or before the Closing Date, the obligations of Indco, L.L.C. to Indian will be distributed as a dividend so that Indco will have no further obligation to Indian. CEC will use its best efforts to cause any existing obligation of Indian to Indco, L.L.C. for funds advanced to Indian to be paid in full on or before the Closing, but if Indian is unable to do so, Indco agrees that such obligation may be satisfied by CEC delivering additional shares of CEC Common Stock valued at the Indian Exchange Value per share.

      10.05    Amendment of Coral/Indian Merger Agreement.  By execution of this
               ------------------------------------------
Agreement, the parties agree to the following amendments to the Coral/Indian Merger Agreement:

               (a) the March 1, 2000 date contained in Section 1.14(d)(ii) shall be amended to be September 1, 2000;

               (b) The word "less" in the third sentence of Section 1.01 is amended to be "plus" for purposes of calculating the adjustment to Indian's Exchange Value caused by the payment of the Contingent Production Payment; and

               (c) The last sentence of Section 1.04 requiring Indian to maintain $750,000 in Net Working Capital is deleted.

Otherwise, the Coral/Indian Merger Agreement shall remain in full force and effect except to the extent of any inconsistency between this Agreement and the Coral/Indian Merger Agreement, in which event this Agreement shall control.

      10.06    Securities Law Matters.
               ----------------------

               (a) All the parties hereto shall cooperate with CEC in its prompt preparation of the S-4 Registration Statement. CEC shall file the S-4 Registration Statement as soon as practicable after the Execution Date hereof. CEC shall use its best efforts, and the other parties hereto shall cooperate with CEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

               (b) CEC will cause the S-4 Registration Statement (including the Prospectus) at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provision of the Securities Act, the Exchange Act and the Rules and Regulations of the SEC thereunder. CEC will comply with all provisions of the Securities Act, the Exchange Act and the Rules and Regulations of the SEC thereunder, and all applicable state securities laws in connection with the transactions contemplated by this Agreement.

      10.07    Agreements of Affiliates.  At least 30 days prior to the
               ------------------------
Effective Time, all the parties hereto shall cause to be prepared and delivered to CEC a list identifying all Persons who, at the time of the Effective Time, may be deemed to be "affiliates" of such parties as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. All such parties shall use their best efforts to cause each Person who is identified as an affiliate of such party in such list to execute and deliver to CEC, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit
                                                                         -------
10.07 (if such Person has not executed and delivered an agreement) substantially
-----
to the same effect contemporaneously with the execution of this Agreement. CEC shall be entitled to place legends as specified in such agreements on the CEC Certificates representing any Common Stock to be issued to such Persons in the Combination Transactions.

      10.08    Restrictions on CEC Common Stock.  At the Effective Time, the
               --------------------------------
shareholders of the Coral Companies, and Canaan Securities and certain shareholders of Indian shall enter into an agreement in substantially the form set forth in Exhibit 10.08 hereto restricting such shareholders' ability to
             -------------
sell, transfer and acquire shares of CEC Common Stock and granting each such shareholder certain rights regarding such shares of CEC Common Stock as contemplated by the Coral/Indian Merger Agreement.

      10.09    Canaan Securities Intra-Company Indebtedness.  At or before the
               --------------------------------------------
Effective Time, the sole shareholder of Canaan Securities shall repay all the indebtedness due to Canaan Securities from the sole shareholder, and as of the Effective Time, there shall be no indebtedness due from Canaan Securities to, or to Canaan Securities from, any of the officers, directors, employees, agents or its sole shareholder, or any relative of any such persons, or any trust, corporation or other entity in which any such persons or any relatives of such persons has any interest (collectively, "Related Parties"), other than amounts due from Canaan Securities to employees for salary, bonuses or expenses reflected in the financial statements of Canaan Securities or arising after the date thereof in the ordinary course of business. All indebtedness due to Canaan Securities from any of the Related Parties shall be paid in full prior to the Effective Time.

      10.10    Release of  Guarantees.  At the Closing, CEC shall cause the
               ----------------------
release of the personal guarantees and pledges or security agreements of Cibola Corporation, Indco and the shareholders of Indian and the Coral Companies with respect to any bank debt of Indian, the Coral Companies or the Partnerships. At the Closing, CEC shall also cause the release of any security interests in the notes of Indco, L.L.C. to Indian.

      10.11    Cancellation of Canaan Securities Agreements. At the Closing, all
               --------------------------------------------
of the dealer manager agreements between the Partnerships and Canaan Securities shall be canceled and terminated and CEC agrees to issue to the Placing Brokers shares of CEC Common Stock and cash calculated as described in the Prospectus to satisfy the obligations of Canaan Securities to the Placing Brokers under the terms of its existing selling agreements with the Placing Brokers.

      10.12    Reports under the Securities Exchange Act of 1934.  With a view
               -------------------------------------------------
to making available to all persons who may be deemed to be "affiliates" as that term is used in Paragraphs (c) and (d) of Rule 145 under the Securities Act the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such affiliates to sell CEC Common Stock to the public without registration, CEC agrees to (i) file with the SEC in a timely manner all reports and other documents required of the SEC under the Securities Act and the Exchange Act and (ii) furnish to any such affiliate, forthwith upon request (a) a written statement by CEC that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (b) a copy of the most recent annual or quarterly report of CEC and such other reports or documents so filed by CEC; and (c) such other information as may be reasonably requested in availing any such affiliate of any rule or regulation of the SEC which permits the selling of any such securities without registration.

      10.13    Indemnification.  CEC shall, to the fullest extent permitted
               ---------------
under applicable law, indemnify and hold harmless, each present and former director or officer of Indian against all costs and expenses (included reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, administrative or investigative, arising out of or pertaining to any claim or action by any limited partners of any of the Partnerships relating to the transactions contemplated by this Agreement; provide, however, that CEC shall not be liable for any amounts in connection with any settlement effected by any indemnified party without CEC's prior written consent (which consent shall not be unreasonably withheld). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, CEC shall pay the fees and expenses of counsel selected by any such indemnified party, which counsel shall be reasonably satisfactory to CEC, promptly after statements therefor are received (unless CEC shall elect to defend such action). If CEC shall elect to defend any such action and so long as CEC diligently continues to defend, CEC shall have the right to control the investigation, defense and/or settlement of each such action or matter, at its cost and expense, including use of counsel of its choice reasonably satisfactory to the indemnified party; provided, however, that CEC will consult with the indemnified party and take the views of the indemnified party into consideration in effecting or rejecting any settlement; provided, further, that if both CEC and any indemnified party are parties to any litigation, such indemnified party shall be entitled to retain separate counsel if there are actual or potential conflicts of interest between such indemnified party and CEC at CEC's cost and expense; provided, further, that CEC shall not entered into any settlement of any action or matter that does not include a complete and unconditional release of such indemnified party, without the prior written consent of such indemnified party which consent shall not be unreasonably withheld. CEC and any indemnified party shall cooperate with each other in connection with the investigation and defense of any action or matter for which indemnification is provided under this Section. The obligation of CEC under this Section 10.13 shall not be terminated or modified in such manner as to adversely affect any indemnified party without the consent of the affected indemnified party (it being expressly agreed that each such indemnified party shall be a third party beneficiary of this Section 10.13).

                                   ARTICLE XI
                                   CONDITIONS

      11.01    Conditions to Obligations of all Parties.  In addition to the
               ----------------------------------------
conditions contained in the Coral/Indian Merger Agreement, all obligations of each of the parties hereto at the Closing are subject to the fulfillment by each of the parties hereto of each of the following conditions at or prior to the Closing, any of which may be waived in whole or in part by the party to whom such condition benefits, and in such cases where multiple parties benefit from a condition to be waived, each such party must agree to waive such condition:

               (a) Representations and Warranties.  All representations and
                   ------------------------------
      warranties of each of the parties hereto which are contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

               (b) Covenants, Agreements and Obligations. All covenants,
                   -------------------------------------
      agreements and obligations required by the terms of this Agreement to be performed by each of the parties hereto at or before the Closing shall have been properly performed in all material respects.

               (c) Delivery of Documents.  All documents, certificates or other
                   ---------------------
      instruments required to be delivered to each party hereto at or prior to the Closing shall have been so delivered.

               (d) Certificates of Existence and Good Standing. Each of the
                   -------------------------------------------
      parties hereto shall have delivered to the other parties hereto certificates of existence and good standing with respect to each entity issued by the Secretary of State of their respective states of organization dated no earlier than ten (10) business days prior to the Closing Date, and reflecting that each entity is in existence and is in good standing, has filed all required franchise tax returns and has paid all required franchise taxes, and reflecting all instruments filed of record with respect to each such entity to the date of such certificate in the office of such Secretary of State. Each such entity also shall deliver a certificate or letter of good standing with respect to each other state where any of such entities are qualified to do business as a foreign corporation reflecting that such corporation has paid all required franchise taxes and has filed all required franchise tax returns for all periods ending on or before the Closing Date.

          (e) Partnership Mergers Approval.  The Partnership Mergers shall have
              ----------------------------
     been duly and validly adopted as provided in Section 4.01.

          (f) Other Consents and Approvals.  All consents, approvals, permits
              ----------------------------
     and authorizations required to be obtained prior to the Closing from any Governmental Authority or other person in connection with the consummation of the transactions contemplated hereby shall have been obtained, made or waived, except where such failure to obtain such consents, approvals, permits, authorizations or waiver would not be reasonably likely to result in a Material Adverse Effect on any such entity, as the case may be (assuming the transactions contemplated hereby are consummated).

          (g) Pending Actions.  None of the parties hereto shall be subject to
              ---------------
     any writ, order, decree or injunction of a court of competent jurisdiction which prohibits or restricts the consummation of the transactions contemplated hereby or any pending or threatened action seeking such relief or seeking damages as a result thereof.

          (h) S-4 Registration Statement Effectiveness.  The S-4 Registration
              ----------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities law, if any, relating to the issuance or trading of CEC Common Stock to be issued pursuant to this Agreement shall have been received.

          (i) NASDAQ Listing.  The shares of CEC Common Stock issued in the
              --------------
     Combination Transactions shall have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

          (j) Limitation on Cash Available for Dissenting and Cash Electing
              -------------------------------------------------------------
     Partners.  No more than $5,000,000 shall be required for the payment of
     --------
     Dissenting Partners or Cash Electing Partners as set forth in Article IV.

                                  ARTICLE XII
                                  TERMINATION

      12.01    Termination of Agreement.  Notwithstanding anything herein to the
               ------------------------
contrary, this Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing in the following manner:

               (a) By the mutual written consent of the parties hereto;

               (b) By any party hereto, through written notice to the other parties hereto, if there has been a material breach by any other party hereto of any representation or warranty set forth in or incorporated by reference into this Agreement, or if, on the Closing Date, any condition set forth in Article XI has not been satisfied or waived; or

               (c) By any party after September 1, 2000.

               Upon receipt of written notice of termination, pursuant to paragraph (b) above, the breaching or nonperforming party shall have a period of five (5) business days to cure the breach or remedy, cure, perform or fulfill the condition which has not been satisfied or waived.

      12.02    Obligations Upon Termination.  In the event of termination of
               ----------------------------
this Agreement pursuant to the terms and provisions hereof, each party shall return all books, records, maps, files, papers and other property in such party's possession to the party entitled thereto, whereupon this Agreement shall become void, except as provided herein and no party shall have any character of liability to the other parties hereunder, including any liability for damages; provided that in the event of termination because of breach of or default under a representation, warranty, covenant or agreement contained herein, the party not in breach or default shall have and retain all rights afforded to it under this Agreement or the Coral/Indian Merger Agreement and in law or at equity by reason of such breach or default.

                                  ARTICLE XIII
                                    CLOSING

      13.01    Time and Place.  The closing of the transactions contemplated
               --------------
hereby (the "Closing") shall take place at the offices of Crowe & Dunlevy, 1800 Mid-America Tower, 20 North Broadway, Oklahoma City, Oklahoma, as soon as practicable after each of the conditions set forth in Article XI has been satisfied or waived by the party or parties entitled to the benefit of such conditions on or before Closing.

      13.02    Certificates of Acquisition and Exchanges.  On the Closing Date,
               -----------------------------------------
subject to the provisions of this Agreement: (i) properly executed certificates of acquisition and merger for the Share Acquisition and the Partnership Mergers shall be filed with the Secretary of State of Oklahoma in accordance with the OGCA and the ORULPA, to be effective on the Closing Date and CEC shall cause its shares to be issued (or cash paid to Cash Electing Partners and Placing Brokers) in accordance with the terms of this Agreement; and (ii) the shares of Canaan Securities shall be exchanged for shares of CEC Common Stock as contemplated by Article III and the shares of CEC shall be reclassified as contemplated by Section 2.06.

      13.03    Further Assurances.  At any time and from time to time after the
               ------------------
Closing, at CEC's request and without additional consideration, any party hereto will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as CEC may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign to CEC, and to confirm CEC's title to, all of the Coral, Inc. Shares, the Coral Corp. shares, the Indian shares, the Canaan Securities shares, and the interests in the Partnerships and to assist CEC in exercising all rights with respect thereto, including the exclusive right to use the corporate names and other trademarks and service marks used, owned or reserved by any of the parties hereto.

      13.04    Concurrent Conditions.  The performance or tender of performance
               ---------------------
of all matters applicable to a party at the Closing under this Agreement shall be deemed concurrent conditions and no party shall be required to perform, or tender performance of, the obligations of such party hereunder unless, coincident therewith, each other party for whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

      14.01    Nonsurvival of Representations, Warranties and Covenants.  Except
               --------------------------------------------------------
for the provisions of Sections 2.05, 4.04, 4.05, 4.06, 10.01, 10.12, 10.13,
12.02, 13.02 and 13.03 and 14.09, the representations, warranties, covenants and agreements made by each of the parties hereto shall not survive, and shall be terminated and extinguished by the Closing.

      14.02    Entire Agreement; Amendment and Waiver.  This Agreement, together
               --------------------------------------
with all Exhibits and Schedules attached hereto and all agreements and instruments to be executed and delivered by the parties pursuant hereto, is intended to supplement the Coral/Indian Merger Agreement, except as otherwise specifically provided for herein, and, except as so limited by the first part of this sentence, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any other prior agreement, arrangement or understanding between the parties regarding the subject matter hereof. No representation, warranty, covenant, obligation, promise, inducement or statement of intention has been made by any of the parties which is not expressed in this Agreement or the Coral/Indian Merger Agreement. This Agreement may be amended or changed only by written instrument duly executed by all the parties hereto, and any alleged amendment or change which is not so documented shall not be effective as to the parties. Except as expressly provided herein to the contrary, provisions of this Agreement may be waived only by the party(ies) hereto who is entitled to the benefit thereof by evidencing such waiver in writing, executed by such party(ies). Except to the extent waiver or satisfaction is deemed to exist by the express terms of this Agreement, the failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      14.03    Severability.  This Agreement is intended to be performed in
               ------------
accordance with and only to the extent permitted by all applicable legal requirements. If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent, be invalid or unenforceable, then the performance of such offending provision shall be excused by the parties hereto, but the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      14.04    Applicable Law.  This Agreement shall in all respects be governed
               --------------
by, and construed in accordance with, the substantive federal laws of the United States and the internal laws of the State of Oklahoma (principles of conflict of laws excluded).

      14.05    Assignment.  This Agreement may not be assigned by any party
               ----------
without the prior written consent of each other party hereto. No such permitted assignment shall alter any of the obligations of an assigning party under this Agreement or release an assigning party from obligations of such party under this Agreement. Upon any such assignment, the assignee shall succeed to all rights assigned to it by, and shall become bound by all of the obligations of, the assigning party. Nothing in this Agreement is intended to confer upon any person not a party hereto any rights, benefits or remedies under or by reason of this Agreement.

      14.06    Notices.  All notices and other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally, by overnight courier or by facsimile communication to the number set forth below, or by first class mail, postage prepaid, certified with return receipt requested, at the addresses set forth below. Notice shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

If to Coral Companies:              c/o Leo E. Woodard
                                    119 North Robinson
                                    Suite 600
                                    Oklahoma City, Oklahoma  73102
                                    Phone: (405) 232-3222
                                    Fax:  (405) 232-2226

With Copies to:                     Michael M. Stewart, Esq.
                                    Crowe & Dunlevy
                                    1800 Mid-America Tower
                                    20 North Broadway
                                    Oklahoma City, Oklahoma  73102
                                    Phone:  (405) 235-7747
                                    Fax:  (405) 272-5238


If to Indian:                       Richard R. Dunning
                                    9400 North Broadway, Suite 800
                                    Oklahoma City, Oklahoma  73114
                                    Phone:  (405) 606-7737
                                    Fax:   (405) 606-7743

With a Copy to:                     Armand Paliotta, Esq.
                                    Hartzog Conger & Cason
                                    201 Robert S. Kerr Avenue
                                    Suite 1600
                                    Oklahoma City, Oklahoma  73102
                                    Phone:  (405) 235-7000
                                    Fax:  (405) 235-7329

If to Canaan Securities:            c/o Thomas H. Henson
                                    21 Locust Avenue
                                    Suite 2A
                                    New Canaan, Connecticut  06840
                                    Phone:  (203) 972-6277
                                    Fax:  (203) 972-6777

provided that each party shall have the right to change its address for notice, and the person who is to receive notice hereunder, by the giving of fifteen (15) days' prior written notice to the other parties hereto in the manner set forth above.

      14.07    Incorporation of Exhibits and Schedules by Reference.  All
               ----------------------------------------------------
Exhibits and Schedules expressly referenced herein are hereby incorporated herein for any and all purposes as a part of this Agreement, to the same extent as if stated herein.

      14.08    Multiple Counterparts.  This Agreement will be executed in one or
               ---------------------
more counterparts, each of which shall be an original, but all of which shall constitute but one instrument and shall be effective as to all parties executing this Agreement, regardless of whether all shareholders of Indian execute this Agreement.

      14.09    Expenses.   Each party shall be responsible for its own fees and
               --------
expenses, including fees and expenses of legal counsel, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, if the Closing does not occur, Indian shall not bear any of the expenses associated with this Agreement and the Registration Statement and each Partnership's share of the transaction costs shall be allocated (i) to the General Partners in proportion to their percentage interest in the partnership operating costs plus a percentage equal to the percentage of limited partners who abstain or vote to reject this Agreement; and
(ii) to the limited partners in proportion to the percentages of limited partners who vote to approve this agreement. As between the Partnerships, Canaan Securities and CEC, transaction costs shall be shared based on their relative Exchange Values as described in the Prospectus.

                           [Signatures on Next Page]

     IN WITNESS WHEREOF, this Plan of Combination and Agreement of Merger has been duly executed and delivered as of the date first above written by the parties or the authorized representatives of the parties hereto.

Canaan Energy Corporation,
  an Oklahoma corporation, f/k/a Coral
  Reserves Group, Ltd.

By:/s/ Leo E. Woodard
   --------------------------------------
Name:  Leo E. Woodard
Title: Chairman and CEO

  Shareholders:

  /s/ Leo E. Woodard
  ---------------------------------------
  Leo E. Woodard (300 shares / 47.5%)

  /s/ John Penton
  ---------------------------------------
  John Penton (300 shares / 47.5%)

  /s/ Michael S. Mewbourn
  ---------------------------------------
  Michael S. Mewbourn (32 shares / 5%)


Coral Reserves, Inc.,
  an Oklahoma corporation

By:/s/ Leo E. Woodard
  ---------------------------------------
Name:  Leo E. Woodard
Title:  President

  Shareholders:

  /s/ Leo E. Woodard
  ---------------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  ---------------------------------------
  John Penton (500 shares / 47.5%)

  /s/ Michael S. Mewbourn
  ---------------------------------------
  Michael S. Mewbourn (53 shares / 5%)

Coral Reserves Energy Corporation,
  an Oklahoma corporation

By:/s/ Leo E. Woodard
  ---------------------------------------
Name:  Leo E. Woodard
Title:  President

  Shareholders:

  /s/ Leo E. Woodard
  ---------------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  ---------------------------------------
  John Penton (500 shares / 47.5%)

  /s/ Michael S. Mewbourn
  ---------------------------------------
  Michael S. Mewbourn (53 shares / 5%)



Canaan Securities, Inc.,
  a Delaware corporation

By:/s/ Thomas H. Henson
  ---------------------------------------
Name:  Thomas H. Henson
Title:  President

  Shareholder:

  /s/ Thomas H. Henson
  ---------------------------------------
  Thomas H. Henson (500 shares / 100%)

Coral Reserves Natural Gas Income Fund 1990 Limited Partnership,
  an Oklahoma limited partnership ("1990")
Coral Reserves 1993 Institutional Limited Partnership,
  an Oklahoma limited partnership ("1993-I")
Coral Reserves 1996 Institutional Limited Partnership, an Oklahoma limited partnership ("1996-I")

  By:     Coral Reserves, Inc., an Oklahoma corporation
  Title:  General Partner of 1990, 1993-I and 1996-I Limited Partnerships

  By:/s/ Leo E. Woodard
     ------------------------------------
  Name:  Leo E. Woodard
  Title:  President of Coral Reserves, Inc.

Coral Reserves Natural Gas Income Fund 1991 Limited Partnership,
  an Oklahoma limited partnership ("1991")
Coral Reserves Natural Gas Income Fund 1992 Limited Partnership,
  an Oklahoma limited partnership ("1992")
Coral Reserves Natural Gas Income Fund 1993 Limited Partnership,
  an Oklahoma limited partnership ("1993")
Coral Reserves Energy Income Fund 1995 Limited Partnership,
  an Oklahoma limited partnership ("1995)
Coral Reserves Energy Income Fund 1996 Limited Partnership, an Oklahoma limited partnership ("1996")

  By:     Coral Reserves Energy Corporation, an Oklahoma corporation
  Title:  General Partner of 1991, 1992, 1993, 1995 and 1996 Limited
Partnerships


  By:/s/ Leo E. Woodard
     ------------------------------------
  Name:  Leo E. Woodard
  Title:   President of Coral Reserves Energy Corporation

Indian Oil Company,
  an Oklahoma corporation

By:/s/ Richard R. Dunning
   --------------------------------------
      Richard R. Dunning, Chief Executive Officer


Indco, L.L.C.

By:/s/ Richard R. Dunning
   --------------------------------------
       Richard R. Dunning, Manager


  Shareholders:

Dunning Family Limited Partnership

By: Dunning Management, L.L.C.

By:
   --------------------------------------
   Richard R. Dunning, Manager (_____ shares / _____%)


-----------------------------------------
Larry D. Hartzog (_____ shares / _____%)


-----------------------------------------
Michael C. Black, Trustee of the Michael C. Black Revocable Trust (_____ shares / ____%)


-----------------------------------------
Roger Graham  (_____ shares / ____%)


-----------------------------------------
Anthony Lasuzzo (_____ shares / ____%)


-----------------------------------------
Frank Harrison (_____ shares/ _____%)

                                 EXHIBIT 10.07

        Form of Affiliate Letter Addressed to Canaan Energy Corporation


Canaan Energy Corporation
119 North Robinson, Suite 600
Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

  I have been advised of the Plan of Combination dated as of ____________, 2000 (the "Agreement") by and between (i) Canaan Energy Corporation, an Oklahoma corporation, f/k/a Coral Reserves Group, Ltd. ("Canaan"), (ii) Coral Reserves, Inc., an Oklahoma corporation ("Coral, Inc."), (iii) Coral Reserves Energy Corporation, an Oklahoma corporation ("Coral Corp.") ("CEC", Coral, Inc. and Coral Corp are sometimes collectively referred to herein as the "Coral Companies"), (iv) Indian Oil Company, an Oklahoma corporation ("Indian"), (v) Canaan Securities, Inc., a Connecticut corporation ("Canaan Securities"), (vi) Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, an Oklahoma limited partnership ("1990"), (vii) Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, an Oklahoma limited partnership ("1991"), (viii) Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, an Oklahoma limited partnership ("1992"), (ix) Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, an Oklahoma limited partnership ("1993"), (x) Coral Reserves 1993 Institutional Limited Partnership, an Oklahoma limited partnership ("1993-I"),
(xi) Coral Reserves Energy Income Fund 1995 Limited Partnership, an Oklahoma limited partnership ("1995"), (xii) Coral Reserves Energy Income Fund 1996 Limited Partnership, an Oklahoma limited partnership ("1996"); and (xiii) Coral Reserves 1996 Institutional Limited Partnership, an Oklahoma limited partnership ("1996-I") (the entities listed in (ii)-(xii) are collectively referred to herein as the "Combining Entities"), whereby the Combining Entities will be merged with and into Canaan (the "Combination Transaction"). I also have been advised that as of the date hereof I may be deemed to be an "affiliate" of one or more of the Combining Entities, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been advised further that as a result of the Combination Transaction, I may receive shares of Canaan Common Stock (the "Canaan Capital Stock"), in exchange for shares of the Combining Entity or Entities owned by me.

  I represent, warrant and covenant to Canaan that in the event I receive any Canaan Capital Stock as a result of the Combination Transaction:

     A. I shall not make any sale, transfer or other disposition of the Canaan Capital Stock in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Canaan Capital Stock to the extent I believe necessary with my counsel.

     C. I have been advised that the issuance of Canaan Capital Stock to me pursuant to the Combination Transaction will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, I may be deemed to have been an affiliate of one or more of the Combining Entities and the distribution by me of the Canaan Capital Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Canaan Capital Stock issued to me in the Combination Transaction unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Canaan, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Canaan is under no obligation to register the sale, transfer or other disposition of the Canaan Capital Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. I also understand that stop transfer instructions will be given to Canaan's transfer agent with respect to Canaan Capital Stock and that there will be placed on the certificates for the Canaan Capital Stock issued to me, or any substitutions therefor, a legend stating in the substance:

          "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

     F. I also understand that unless the transfer by me of my Canaan Capital Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Canaan reserves the right to put the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  By Canaan's acceptance of this letter, Canaan hereby agrees with me as follows:

  For so long as and to the extent necessary to permit me to sell shares of Canaan Capital Stock pursuant to Rule 145 under the Act, Canaan shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) furnish to me upon request a written statement as to whether Canaan has complied with such reporting requirements during the 12 months preceding any proposed sale of Canaan Capital Stock by me under Rule 145 and (b) otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145.

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (a) the undersigned shall have delivered to Canaan a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Canaan, to the effect that such legend is not required for purposes of the Act or (b) a period of one (1) year shall have elapsed following the date of consummation of the Combination Transaction.

                              Very truly yours,



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------


Accepted this ______ day of _________________, 2000 by

CANAAN ENERGY CORPORATION

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


                                      -3-